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                                                                   EXHIBIT 99.1


              JEFFERSON BANCSHARES, INC. ANNOUNCES EARNINGS FOR THE
                  THREE AND SIX MONTHS ENDED DECEMBER 31, 2008

Morristown, Tennessee -- (February 6, 2009) - Jefferson Bancshares, Inc. (Nasdaq: JFBI), the holding company for Jefferson Federal Bank, announced net earnings for the quarter ended December 31, 2008 of $790,000, or $0.13 per diluted share, compared to a net loss of $176,000, or ($0.03) per diluted share, for the quarter ended December 31, 2007. For the six months ended December 31, 2008, net earnings were $1.3 million, or $0.22 per diluted share, compared to $258,000, or $0.04 per diluted share, for the comparable period in 2007. The 2008 results reflect the Company's acquisition of State of Franklin Bancshares, Inc., the parent company of State of Franklin Bank, a Tennessee chartered savings bank headquartered in Johnson City, Tennessee, (collectively, "State of Franklin") on October 31, 2008. Costs associated with the acquisition were approximately $11.8 million, consisting of 736,000 shares of Company common stock issued to former State of Franklin shareholders and $4.9 million in cash.

Financial results for the quarter ended December 31, 2007 include a $637,000 non-cash charge to deferred income tax expense to establish a valuation allowance against deferred tax assets. Excluding this tax charge, core net earnings were $461,000, or $0.08 per diluted share and $895,000, or $0.15 per diluted share, respectively, for the three and six month periods ended December 31, 2007. For a reconciliation of GAAP and core net earnings, see the table below.

Anderson L. Smith, President and Chief Executive Officer commented, "We are very pleased with the completion of the State of Franklin acquisition and the opportunity to expand our franchise into the Tri-Cities market. This acquisition has resulted in the addition of six branches and has doubled both our asset size and customer base. However, we recognize that 2009 will be a challenging year for the banking industry due to economic conditions and pressures on net interest margins. We have strengthened our allowance for loan losses and we continue to monitor asset quality diligently."

At December 31, 2008, total assets were $658.6 million compared to $330.3 million at June 30, 2008. Net loans increased $227.0 million to $509.5 million at December 31, 2008, compared to $282.5 million at June 30, 2008, reflecting the State of Franklin acquisition. Deposits increased $254.7 million to $478.2 million at December 31, 2008, due to deposits assumed in connection with the State of Franklin acquisition. Total shareholders' equity was $78.5 million at December 31, 2008 compared to $72.8 million at June 30, 2008.

Nonperforming assets increased to 0.72% of total assets at December 31, 2008, compared to 0.56% of total assets at December 31, 2007, primarily due to an increase in nonaccrual real estate loans. Net charge-offs for the six months ended December 31, 2008 were $31,000, or 0.02% of average loans on an annualized basis, compared to $256,000, or 0.18% of average loans on an annualized basis, for the same period in 2007. The allowance for loan losses was $4.7 million, or 0.91% of total gross loans, at December 31, 2008 compared to $1.8 million, or 0.64% of total gross loans, at December 31, 2007.

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The provision for loan losses totaled $310,000 for the six months ended December
31, 2008, compared to $128,000 for the six months ended December 31, 2007. In addition, the allowance increased $2.6 million due to the addition of the State of Franklin allowance for loan losses.

Jefferson Bancshares, Inc. is the holding company for Jefferson Federal Bank, a Tennessee-chartered savings bank headquartered in Morristown, Tennessee. Jefferson Federal is a community oriented financial institution offering traditional financial services with offices in Hamblen, Knox, Washington and Sullivan Counties, Tennessee. The Company's stock is listed on the NASDAQ Global Market under the symbol "JFBI." More information about Jefferson Bancshares and Jefferson Federal Bank can be found at its website: www.jeffersonfederal.com.
                                                    ------------------------

This press release, as well as other written communications made from time to time by the Company and its subsidiaries and oral communications made from time to time by authorized officers of the Company, may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the "PSLRA"). Such forward-looking statements may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," "intend" and "potential." For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

The Company cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and geopolitical conditions; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services and other factors that may be described in the Company's annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

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                           JEFFERSON BANCSHARES, INC.

                  RECONCILIATION OF GAAP AND CORE NET EARNINGS
                                   (Unaudited)


         While core net earnings is not a measure of performance calculated in accordance with GAAP, the Company believes that this measure is important for the three and six month periods ended December 31, 2007 to convey to investors the Company's earnings for these periods absent the $637,000 non-cash charge to deferred income tax expense to establish a valuation allowance against deferred tax assets during the quarter ended December 31, 2007. The valuation allowance was related to the charitable contribution carryforward directly attributable to the Company's contribution to the Jefferson Federal Charitable Foundation in July 2003. The Company calculated its core net earnings for the three and six month periods ended December 31, 2007 by subtracting this $637,000 non-cash charge from net income for the respective periods. Core net earnings should not be considered in isolation or as a substitute for net income, cash flows from operating activities or other income or cash flow statement data calculated in accordance with GAAP. Moreover, the manner in which the Company calculates core net earnings may differ from that of other companies reporting measures with similar names. Reconciliations of the Company's GAAP and core net earnings for the three and six month periods ended December 31, 2007 follow.




                                                          Three Months ended   Six Months Ended
                                                              December 31,        December 31,
                                                            2008      2007      2008      2007
                                                            ----      ----      ----      ----
                                                       (Dollars in thousands, except per share data)
 GAAP net earnings (loss)                                   $790     ($176)   $1,323      $258
 Plus: non-cash charge to deferred income tax expense         $0      $637        $0      $637
                                                        --------  --------  --------  --------
 Core net earnings                                          $790      $461    $1,323      $895
                                                        ========  ========  ========  ========

 GAAP earnings (loss) per diluted share                    $0.13    ($0.03)    $0.22     $0.04
 Plus: non-cash charge to deferred income tax expense      $0.00     $0.11     $0.00     $0.11
                                                        --------  --------  --------  --------
 Core net earnings per diluted  share                      $0.13     $0.08     $0.22     $0.15
                                                        ========  ========  ========  ========


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
                                                             JEFFERSON BANCSHARES, INC.
                                                             AT                       AT
                                                       DECEMBER 31, 2008          JUNE 30, 2008
                                                       -----------------        ----------------
                                                                (Dollars in thousands)
FINANCIAL CONDITION DATA:
Total assets                                               $658,625                 $330,265
Loans receivable, net                                       509,538                  282,483
Cash and cash equivalents, and
    interest-bearing deposits                                20,330                   17,616
Investment securities                                        44,295                    3,478
Deposits                                                    478,217                  223,552
Borrowings                                                   90,545                   33,000
Stockholders' equity                                        $78,520                  $72,777


                                                     THREE MONTHS ENDED DECEMBER 31,                 SIX MONTHS ENDED DECEMBER 31,
                                                      2008                     2007                  2008                    2007
                                                  -----------              ----------             ----------            ------------
                                                             (Dollars in thousands, except per share data)
OPERATING DATA:
Interest income                                       $7,072                $ 5,491                  $11,740             $ 10,902
Interest expense                                       3,081                  2,535                    4,762                5,045
Net interest income                                    3,991                  2,956                    6,978                5,857
Provision for loan losses                                150                     60                      310                  128
Net interest income after
   provision for loan losses                           3,841                  2,896                    6,668                5,729
Noninterest income                                       629                    347                    1,023                  759
Noninterest expense                                    3,535                  2,538                    5,874                5,107
Earnings before income taxes                             935                    705                    1,817                1,381
Total income taxes                                       145                    881                      494                1,123
Net earnings                                            $790                   (176)                  $1,323                  258


SHARE DATA:
Earnings per share, basic                              $0.13                 ($0.03)                   $0.22                $0.04
Earnings per share, diluted                            $0.13                 ($0.03)                   $0.22                $0.04
Dividends per share                                    $0.06                  $0.06                    $0.06                $0.12
Book value per common share                           $11.59                 $11.58                   $11.59               $11.58
Weighted average shares:
    Basic                                          6,091,206              5,840,831                5,879,310            5,860,409
    Diluted                                        6,091,206              5,840,831                5,879,310            5,860,409


                                                    THREE MONTHS ENDED DECEMBER 31,                 SIX MONTHS ENDED DECEMBER 31,
                                                      2008                     2007                  2008                    2007
                                                  -----------              ----------             ----------            ------------
                                                                                 (Dollars in thousands)

ALLOWANCE FOR LOAN LOSSES:
Allowance at beginning of period                      $1,958                $ 1,955                   $1,836              $ 1,955
Allowance of acquired bank                            $2,577                    $ -                   $2,577                  $ -
Provision for loan losses                                150                     60                      310                  128
Recoveries                                                31                     20                       41                   30
Charge-offs                                              (24)                  (208)                     (72)                (286)
                                                 -----------             ----------               ----------         ------------
Net Charge-offs                                            7                   (188)                     (31)                (256)
                                                 -----------             ----------               ----------         ------------
Allowance at end of period                            $4,692                $ 1,827                   $4,692              $ 1,827
                                                 ===========             ==========               ==========         ============

Net charge-offs to average outstanding
    loans during the period, annualized                 0.00%                  0.27%                    0.02%                0.18%

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

                                                             AT                       AT                      AT
                                                      DECEMBER 31, 2008          JUNE 30, 2008         DECEMBER 31, 2007
                                                      -----------------          -------------         -----------------
                                                                          (Dollars in thousands)
NONPERFORMING ASSETS:
Nonaccrual loans:
    Real estate                                              $3,563                   $139                     $280
    Commercial business                                         182                    162                      534
    Consumer                                                      7                      -                        -
                                                      -------------             ----------              -----------
       Total                                                  3,752                    301                      814
                                                      -------------             ----------              -----------
Real estate owned                                             1,012                    462                    1,107
Other nonperforming assets                                        5                      5                        -
                                                      -------------             ----------              -----------

Total nonperforming assets                                   $4,769                   $768                   $1,921
                                                      =============             ==========              ===========


                                                       SIX MONTHS ENDED            YEAR ENDED
                                                       DECEMBER 31, 2008          JUNE 30, 2008
                                                       -----------------          -------------
PERFORMANCE RATIOS:
Return on average assets                                      0.60%                  0.37%
Return on average equity                                      3.51%                  1.69%
Interest rate spread                                          3.13%                  3.00%
Net interest margin                                           3.52%                  3.73%
Efficiency ratio                                             73.42%                 75.38%
Average interest-earning assets to
    average interest-bearing liabilities                    115.99%                124.75%

ASSET QUALITY RATIOS:
Allowance for loan losses as a
    percent of total gross loans                              0.91%                  0.65%
Allowance for loan losses as a
    percent of nonperforming loans                          125.05%                609.97%
Nonperforming loans as a percent
    of total loans                                            0.73%                  0.11%
Nonperforming assets as a percent
    of total assets                                           0.72%                  0.23%



Contacts:

Jefferson Bancshares, Inc.
Anderson L. Smith, President and Chief Executive Officer
423-586-8421
Jane P. Hutton, Chief Financial Officer
423-586-8421